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                                    EXHIBIT A

                             JOINT FILING AGREEMENT


        The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Ortec International Inc., dated as of January 2, 2001, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Dated:   January 2, 2001                       SOROS FUND MANAGEMENT LLC

                                               By: /s/ Richard D. Holahan, Jr.
                                                   ---------------------------
                                                   Richard D. Holahan, Jr.
                                                   Assistant General Counsel


Dated:   January 2, 2001                       GEORGE SOROS

                                               By: /s/ Richard D. Holahan, Jr.
                                                   ---------------------------
                                                   Richard D. Holahan, Jr.
                                                   Attorney-in-Fact


Dated:   January 2, 2001                       LUPA FAMILY PARTNERS

                                               By:  GEORGE SOROS,
                                                    its General Partner

                                               By: /s/ Richard D. Holahan, Jr.
                                                   ---------------------------
                                                   Richard D. Holahan, Jr.
                                                   Attorney-in-Fact